AMENDMENT NO. 5
TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT is executed this 8th day of August, 2008 by and between Proliance International, Inc. (formerly known as Transpro, Inc.), a Delaware corporation (the “Company”) and Charles E. Johnson (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of March 12, 2001, and amended as of October 28, 2004, May 4, 2006, March 26, 2007 and December 6, 2007 (collectively, the “Agreement”) under which the Company retained the Employee to serve as President and Chief Executive Officer of the Company; and

WHEREAS, the parties wish to renew a temporary reduction in the base salary of the Employee during calendar year 2008.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.  Notwithstanding the terms of Section 4 of the Agreement regarding base salary payments to the Employee, the parties agree to proceed in accordance with the provisions of the Temporary Salary Adjustment Rider attached hereto as Exhibit A.

2.  Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect. This Amendment No. 5 may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signature by facsimile or other electronic image shall be valid and binding for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 on the year and date first above written.

PROLIANCE INTERNATIONAL, INC.

By:	/s/ Barry R. Banducci
Name:     Barry R. Banducci

Title:	Chairman of the Board

/s/  Charles E. Johnson
Charles E. Johnson

Exhibit A

Temporary Salary Adjustment Rider

Employee agrees to a reduction in his annual base salary for the calendar year 2008 from $500,000 to $425,000. Salary payments for the period January 1, 2008 through December 31, 2008 will be made in equal installments in accordance with the Company’s ordinary payroll practices. Bonus eligibility for 2008 will be based upon a $425,000 base salary level. Effective January 1, 2009, assuming the Employee remains in the Company’s employ, the Employee’s annual salary will revert to the prior annual rate of $500,000, unless mutually agreed otherwise.

Should the Employee’s employment relationship with the Company terminate during calendar year 2008 under circumstances whereby the Employee would be entitled to payments set forth in Sections 11 or 12 of the Agreement and/or the Supplemental Executive Retirement Plan, as amended, any such payments based upon base salary will be calculated based upon the Employee’s annual salary rate of $425,000 per year.